Exhibit 10.1

AMENDMENT NUMBER 1

TO

STANDBY EQUITY PURCHASE AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of June 12, 2023, between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and LAKESHORE ACQUISITION II CORP., a Cayman Islands exempted company (the “Company”). For purposes of this Agreement, references to the “Company” shall also include, after the closing of the Business Combination (as defined below), the resulting publicly listed company pursuant to the transactions contemplated by the Agreement and Plan of Merger entered into on September 9, 2022 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, LBBB Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), Nature’s Miracle, Inc., a Delaware corporation (“Nature’s Miracle”), Tie (James) Li, and RedOne Investment Limited, a British Virgin Islands company, pursuant to which, upon the terms and subject to the conditions contained therein, Nature’s Miracle will merge with Merger Sub (the “Merger”), with Nature’s Miracle surviving and the Company acquiring 100% of the equity securities of the Nature’s Miracle. In connection with the Merger, the Company will reincorporate into the State of Delaware and change its corporate name to “Nature’s Miracle Holding Inc.” The Merger and the other transactions described in the Merger Agreement are collectively referred to herein as the “Business Combination.” The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.

WHEREAS, the Company and the Investor are parties to a certain Standby Equity Purchase Agreement dated as of April 10, 2023 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed:

I. Amendments.

A.	Section 10.01(c). Section 10.01(c) of the Agreement is deleted in its entirety and the following language shall replace Section 10.01(c) of the Agreement:

(c) This Agreement shall terminate if the Business Combination does not close by December 11, 2023.

II. Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

D.	All provisions in the Agreement and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

E.	Article IX (Choice of Law/Jurisdiction of the Agreement), Article XI (Notices), and Section 12.01 (Counterparts) of the Agreement are incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
LAKESHORE ACQUISITION II CORP.

By:	/s/ Bill Chen
Name:	Bill Chen
Title:	CEO

INVESTOR:
YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ David Gonzalez
	Name:	David Gonzalez
	Title:	General Counsel

Acknowledged and Agreed:

NATURE’S MIRACLE, INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	CEO

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